UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): August 16, 2018

Torchlight Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36247	74-3237581
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093

(Address of principal executive offices)

Telephone – (214) 432-8002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 16, 2018, we held our Annual Meeting of Stockholders for the following purposes:

(1) To elect nominees to our Board of Directors, including John Brda, Gregory McCabe, R. David Newton, Alexandre Zyngier and Michael J. Graves;

(2) To ratify the selection of Briggs & Veselka Co. as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

(3) To approve an amendment to the 2015 Stock Option Plan; and

(4) To transact such other business as may properly come before the meeting.

Based on the votes received in person and by proxy, all of the above named nominees to the Board were elected; the selection of Briggs & Veselka was ratified; and the amendment to the 2015 Stock Option Plan was approved. There were no other matters presented for action at the Annual Meeting.  The exact results of the stockholder vote are as follows:

Total Votes Outstanding as of the Record Date, June 22, 2018:	69,572,598

Total Votes Present Either by Proxy or in Person:	61,261,350

Item 1:
Election of Directors

	FOR	WITHHELD
John A. Brda	30,779,489	892,512
Gregory McCabe	31,330,554	341,447
R. David Newton	30,994,037	677,964
Alexandre Zyngier	30,754,486	917,515
Michael J. Graves	31,011,931	660,070

Additionally, there was a total of 29,589,349 broker non-votes for this item.

Item 2:
Ratification of selection of Briggs & Veselka Co. as the independent registered public accounting firm for the fiscal year ending December 31, 2018

Votes for:	60,115,841
Votes against:	1,019,129
Votes abstained:	126,380

Item 3:
Approval of the amendment to the 2015 Stock Option Plan:

Votes for:	28,730,036
Votes against:	2,560,648
Votes abstained:	381,317

Additionally, there was a total of 29,589,349 broker non-votes for this item.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torchlight Energy Resources, Inc.

Date: August 20, 2018	By: /s/ John A. Brda
John A. Brda
President

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